Agreement for Internet Advertising Services

This Agreement for Internet Advertising Services (the "Agreement") is made and effective fifteen (15) business days after the launch of www.Need ForCredit.com.

BETWEEN: Toucan Interactive Corp. a corporation organized and existing under the laws of the State of Nevada, with its head office located at:

Sabanilla de Montes de Oca

Urbanizacion Carmiol, Casa 254

San Jose, Costa Rica

AND: Kolobok Distribution Inc. (the "Customer")

770 RUE VERSAILLES

MONTREAL QC H3S1Z4 CANADA

In consideration of the terms and covenants of this agreement, and other valuable consideration, the parties agree as follows:

RECITALS

A. Toucan Interactive Corp. owns and operates an Internet Site located at www.NeedForCredit.com. Www.NeedForCredit.com contains graphical and text-based descriptions of advertised sites along with a hypertext link to the advertised site. When the hypertext link is selected by the party accessing the site ("User"), a new window is opened and the User is transported to the URL for the advertised site.

B. The Customer owns and operates an Internet Site (the "Advertised Site").

1. ADVERTISING MATERIALS

a. The Customer agrees to submit to www.NeedForCredit.com, on the day of acceptance of this Agreement, advertising materials to be used by www.NeedForCredit.com which shall meet its Uniform Advertising Specifications set forth and described in the www.NeedForCredit.com media guide.

b. Www.NeedForCredit.com has the right and option to approve, in its absolute discretion, the content of any advertising material that the Customer submits, if www.NeedForCredit.com finds that it does not meet its Uniform Advertising Specification, if it is objectionable to www.NeedForCredit.com in any way, if it contains false or misleading information, if it contains any illegal information, if it contains any vulgar or pornographic items, or for any other reason, in www.NeedForCredit.com sole discretion. If the www.NeedForCredit.com rejects any adverting material that the Customer submitted, www.NeedForCredit.com will notify the Customer. Even after www.NeedForCredit.com accepts the advertising, the www.NeedForCredit.com has the right to remove it if it does not function correctly or for any of the reasons described above. Www.NeedForCredit.com placing the advertising on its page does not signify its approval or waiver of the right to object to it in the future.

c. Www.NeedForCredit.com has the right to terminate this Agreement if www.NeedForCredit.com removes or fail to approve any materials that the Customer submits in which case any prepaid advertising fee shall be returned to the Customer. The Customer will not have any damages or other remedies, in law or in equity against www.NeedForCredit.com for failing to place or removing any advertising except for the return of any unused prepaid advertising fees.

d. The Customer may periodically make changes to its advertising material which the www.NeedForCredit.com must also approve. Www.NeedForCredit.com will charge a fee at its standard fee schedule rate for changing to the Customer advertising materials on www.NeedForCredit.com site. The Customer will provide the www.NeedForCredit.com with changed materials that Customer desires publish. Www.NeedForCredit.com will use its reasonable efforts to make the changes that Customer submits within 2 business days after www.NeedForCredit.com approve the same.

2. SERVICES TO BE PROVIDED

a. Www.NeedForCredit.com does not guarantee any given amount of Impressions to Customer's page as a result of its advertising services unless a separate Impression Guarantee Addendum has been executed by both parties hereto.

b. Www.NeedForCredit.com will use reasonable efforts to make its Advertising Site available for display through the World Wide Web. Www.NeedForCredit.com is not responsible for periodic downtime for maintenance, backup, acts of God, and other circumstances beyond its control or which are a normal part of the Internet business.

c. Www.NeedForCredit.com will not place links to the Customer's website or website content in newsgroups, message boards, unsolicited email and other types of spam, chat rooms, guest books, IRC channels or through similar Internet resources. Www.NeedForCredit.com will be held accountable for any monetary damages suffered by the Customer, sustained through contravention of this Agreement. This will include, but not limit to punitive damages related to lost clients and brand deterioration.

d. Www.NeedForCredit.com shall be responsible for tracking Impressions to the Customer site through the advertisements that are included on its site. Www.NeedForCredit.com will report this information via Email on a monthly basis. The Customer will agree to treat this information as confidential. The Customer may use it for its internal business and marketing planning, but may not disclose it to third parties without an advanced written consent.

3. PLACEMENT OF THE ADVERTISING

Www.NeedForCredit.com reserves onto its own discretion all decisions and matters concerning placement of Customer's advertisement on pages of www.NeedForCredit.com Site, software solutions, hardware configurations and selection, system components, categories of advertising, search engine results and search parameters and other operational and administrative matters pertaining to the construction and operation of www.NeedForCredit.com Site.

4. COMPENSATION

In consideration of its advertising services, the Customer agrees to pay the advertising fees set forth on the fee schedule as published in the www.NeedForCredit.com Media Guide. The Customer will also pay any sales and other taxes based upon the fees set forth therein. Advertising fees will be paid monthly, in advance, on or before the first day of the monthly billing cycle during the term hereof. Www.NeedForCredit.com will charge interest and service charges on monthly accounts that are delinquent at the maximum rates allowable by law. The Customer will be responsible for all collection costs and attorney fees if it is necessary to pursue collection efforts to collect on an account. Www.NeedForCredit.com reserves the right to suspend advertising services until Customer's account is brought current. Www.NeedForCredit.com has the right to terminate this Agreement if any advertising fee is delinquent.

5. PROPRIETARY RIGHTS

Www.NeedForCredit.com will retain all proprietary rights in and to its respective sites and other proprietary materials such as copyrights, trademarks, trade secrets, patents and confidential information. Www.NeedForCredit.com does not grant the other any rights in and to such proprietary material except that the Customer hereby grants the www.NeedForCredit.com a non-exclusive license to use the advertising material provided, including its trademarks and copyrights, and the right to hyperlink to Customer's site from its site during the term of this Agreement. Upon termination of this Agreement, www.NeedForCredit.com agrees to remove the hyperlink and the advertising materials provided from its site within a reasonable time.

6. REPRESENTATIONS AND WARRANTIES

a. The Customer represents and warrants that the advertising provided is not false and misleading, does not contain any untrue, defamatory, harmful, abusive, vulgar or obscene materials, is in compliance with all applicable laws, does not infringe upon the rights of any other party, including but not limited to copyrights, trademarks, privacy rights, moral rights, trade secrets, patents and any other rights. The Customer also warrants and represents that it has the unrestrictive and exclusive right to use all such materials.

b. Www.NeedForCredit.com makes no warranties that the advertising contained on www.NeedForCredit.com Site will be free from errors or defects or that the use of the hypertext link or access to its site will be uninterrupted. WWW.NEEDFORCREDIT.COM SPECIFICALLY DISCLAIMS ALL EXPRESS AND IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT ON THE RIGHTS OF THIRD PARTIES. IN NO EVENT SHALL THE WWW.NEEDFORCREDIT.COM BE LIABLE, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR

ANY INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST SALES OR PROFIT, LOST DATA, BUSINESS INTERRUPTION OR ATTORNEYS' FEES), EVEN IF NOTIFIED IN ADVANCE OF SUCH POSSIBILITY.

7. INDEMNIFICATION

The Customer will indemnify and hold www.NeedForCredit.com harmless from and against any claims, suits, threats, demands, settlements, actions, causes of action, liabilities, obligations and all other matters, including but not limited to court costs, attorney fees, witness fees, settlement fees, and all other direct and indirect expenses and losses that may occur arising from the breach of any of the representations and warranties that the Customer has made to www.NeedForCredit.com and otherwise arising directly or indirectly from the placement of its advertising materials on the www.NeedForCredit.com Site.

8. FORCE MAJEURE

Www.NeedForCredit.com will not be responsible for any failure or delay in performance hereunder that is directly or indirectly related to acts of God, storm, natural disaster, act of terrorism, utility outages or interruptions, system transmission failure, server failure, strike, lockout, or any other situation which is beyond its control.

9. TERMINATION

The Customer may terminate this Agreement, with or without cause, by giving 2 days advance notice of its intent to terminate. Www.NeedForCredit.com reserves the right to terminate this Agreement for any reason, with or without cause, upon 2 days written notice to Customer.

10. ENTIRE AGREEMENT

This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties with respect to the subject matter hereof. It supersedes and replaces all previous discussions, negotiations, and understandings between the parties. This Agreement may only be amended by a written amendment signed by authorized representative of both of the companies.

11. ASSIGNMENT

The Customer is not permitted to assign its rights or responsibilities hereunder. If any dispute or lawsuit between the parties arises relative to this Agreement, the prevailing party will be entitled to an award of reasonable attorney fees and costs.

12. NOTICES

All notices called for herein shall be to the parties at the addresses contained in this Agreement and shall be by certified mail or email with return receipt requested or by reputable national overnight delivery service, such as Federal Express.

13. GOVERNING LAW

This Agreement shall be interpreted under the laws of the State of Nevada. Any and all legal actions relative hereto shall be in the courts of Nevada.

Toucan Interactive Corp.                                                                           Kolobok Distribution Inc

/s/ Mikhail Bukshpan                                                                                 /s/ Mr. Dzabir Mamadov

Mr. Mikhail Bukshpan,

Mr. Dzabir Mamadov,

President

President

February 20, 2014                                                                                                 February 20, 2014